UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a -12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
516-593-7000

April 29, 2016

Dear Stockholder:

On behalf of the Board of Directors of BioSpecifics Technologies Corp. (the “Company”), I invite you to attend our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held on Thursday, June 2, 2016, at 11:00 a.m., Eastern Daylight Time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

The matters to be voted upon at the 2016 Annual Meeting are listed in the Notice of the 2016 Annual Meeting and more fully described in the proxy statement accompanying this letter (the “Proxy Statement”).

At the 2016 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities, and meet the directors of the Company.

We know that many of our Company’s stockholders (each, a “Stockholder”, and collectively, the “Stockholders”) will be unable to attend the 2016 Annual Meeting in person. We, therefore, are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2016 Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the time it is voted at the 2016 Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2016 Annual Meeting.

If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Thomas Wegman
Thomas Wegman
President

BIOSPECIFICS TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2016

To the Stockholders of BIOSPECIFICS TECHNOLOGIES CORP.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), will be held on Thursday, June 2, 2016, at 11:00 a.m., Eastern Daylight Time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 for the following purposes:

1.

To elect George Gould, Michael Schamroth and Dr. Jyrki Mattila to the second class of directors of the Board of Directors of the Company, each to serve for a three-year term as specified in the attached Proxy Statement; and

2.	To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

We will also consider and act upon such other business as may properly come before the 2016 Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for the second class of directors (Proposal No. 1), and “FOR” ratification of the independent registered public accounting firm (Proposal No. 2).

Only the Company’s stockholders of record at the close of business on April 22, 2016 are entitled to this notice (this “Notice”) and to vote at the 2016 Annual Meeting and any adjournment thereof.

A proxy statement more fully describing the matters to be considered at the 2016 Annual Meeting (the “Proxy Statement”) is attached to this Notice. Copies of our 2015 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If your shares are not registered in your own name and you would like to attend the 2016 Annual Meeting, please ask the bank, broker or other institution that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

All stockholders are extended an invitation to attend the meeting.

By Order of the Board of Directors,

 /s/ Thomas Wegman
Thomas Wegman
President
April 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 2, 2016
The Proxy Statement, Proxy Card and our 2015 Annual Report on Form 10-K are available at
http://www.materials.proxyvote.com/090931.

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
__________

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 2, 2016 at 11:00 a.m., Eastern Daylight Time (“EDT”)
__________

This proxy statement (the “Proxy Statement”) and the accompanying proxy card (the “Proxy Card”) are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company,” “BioSpecifics” or “we”), for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held at 11:00 a.m., EDT, on Thursday, June 2, 2016, and at any adjournment thereof, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

The approximate date on which the Proxy Statement and Proxy Card are intended to be sent or given to the Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) is April 29, 2016.

The purposes of the 2016 Annual Meeting are to seek Stockholder approval of the following two proposals:

(i)	to elect George Gould, Michael Schamroth and Dr. Jyrki Mattila to the second class of directors to the Board, each for a three-year term; and

(ii)	to ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Who May Vote

Stockholders of record of our common stock (the “Common Stock”) as of the close of business on April 22, 2016 (the “Record Date”) are entitled to notice and to vote at the 2016 Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 7,020,724 shares of Common Stock. We have no other securities entitled to vote at the 2016 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.

A list of Stockholders entitled to vote at the 2016 Annual Meeting will be available at the 2016 Annual Meeting and will also be available for ten (10) days prior to the 2016 Annual Meeting, during regular office hours, at the executive offices of the Company, located at 35 Wilbur Street, Lynbrook, New York 11563, by contacting the President of the Company.

The presence at the 2016 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, is required for a quorum. Abstentions and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at such meeting.

“Broker non-votes” are shares represented at the 2016 Annual Meeting held by brokers, bankers or other nominees (i.e., in “street name”) and are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to elect directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters. We refer to this as a “broker non-vote.”

Method of Voting

If you were a record holder of shares of Common Stock on April 22, 2016, you may vote as follows:

•

By Mail. Complete and mail your Proxy Card in the postage prepaid envelope you receive, and return the Proxy Card to MacKenzie Partners, Inc., Proxy Tabulation, Madison Square Station, P.O. Box 865, New York, NY 101160-1051. Complete instructions are included on the Proxy Card. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed Proxy Card, but do not specify how you want your shares voted, they will be voted “ FOR” the election of the second class of director nominees named herein to the Company’s Board, and “FOR” the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and will be voted according to the discretion of the proxy holder named in the Proxy Card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•

In Person at the Meeting. If you attend the meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed Proxy Card in person, or you may vote by completing a ballot, which will be available at the meeting. Directions to the 2016 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on “Directions” beneath the address 101 Park Ave., New York, NY 10178-0060, United States.

If your shares of Common Stock are held in “street name” through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should: (1) bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and (2) contact the broker or other nominee who holds your shares to obtain a broker’s Proxy Card and bring it with you to the meeting. Directions to the 2016 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on “Directions” beneath the address 101 Park Ave., New York, NY 10178-0060, United States.

Board’s Recommendations

The Board recommends a vote:

•	Proposal 1: “FOR” the election of George Gould, Michael Schamroth and Dr. Jyrki Mattila to the second class of directors to the Board, each for a three-year term.

•	Proposal 2: “FOR” ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Required Vote

The shares of Common Stock represented by any proxy duly given will be voted at the 2016 Annual Meeting in accordance with the instructions of the Stockholder. If no specific instructions are given, the shares will be voted “FOR” the election of the nominees for director set forth herein and “FOR” the ratification of the appointment of our independent registered public accounting firm. In addition, if any other matters come before the 2016 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.

Required Vote - Election of Directors (Proposal No. 1). Directors shall be elected by a plurality of the votes cast by Stockholders present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote on the election of directors. This means that the three individuals receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Required Vote - Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2). The affirmative vote of a majority of shares of our Common Stock, present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote, is required to ratify the appointment of our independent registered public accounting firm. An abstention is treated as present and entitled to vote and therefore has the effect of a vote “against” ratification of the independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the Proxy Card to adjourn the 2016 Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the 2016 Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the 2016 Annual Meeting unless you withdraw or revoke your proxy.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Company’s President at the address of our principal office set forth above, or by your attendance and voting in person at the 2016 Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the 2016 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2016 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2016 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2016 Annual Meeting, to sign and return the Proxy Card in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail or by phone through agents of the Company. Additionally, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, facsimile or mail. The Company plans to utilize MacKenzie Partners, Inc. to solicit proxies and the estimated cost for such solicitation services is not anticipated to exceed $30,000. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Dissenters’ Right of Appraisal

Under the Delaware General Corporation Law, Stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the 2016 Annual Meeting.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2015 Annual Report on Form 10-K (including the financial statements and schedules thereto) as filed with the Securities and Exchange Commission (the “SEC”) (the “2015 Annual Report”) and the Proxy Statement will be delivered to an address where two or more Stockholders reside unless we have received contrary instructions from a Stockholder residing at such address. A separate Proxy Card will be delivered to each Stockholder at the shared address.

If you are a Stockholder who lives at a shared address and you would like additional copies of the 2015 Annual Report, the Proxy Statement, or any future annual reports or proxy statements, please contact Thomas Wegman, President, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies. The Proxy Statement and the 2015 Annual Report are also available at http://www.materials.proxyvote.com/090931. If you are receiving multiple copies of the Proxy Statement and 2015 Annual Report at your household and wish to receive only one, please contact Thomas Wegman at the mailing address or phone number listed above.

Directors and Executive Officers

Set forth below are the names of our current directors and officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

GEORGE GOULD. Mr. Gould, age 78, is currently a director on the Board and has served as a director of the Company since December 2011. Mr. Gould is a practicing attorney and currently serves as a Principal of George M. Gould, LLC and special counsel to Gibbons P.C., where he specializes in biotechnology and pharmaceutical licensing and patent law. He has over 40 years of experience in licensing with large pharmaceutical as well as start-up biotech companies. Mr. Gould was employed at Hoffmann-La Roche Inc. from 1968 to 1996, and at the time of his retirement from the company in 1996, he was serving as Vice President of Licensing and Corporate Development and Chief Patent Counsel. Prior to joining Hoffmann-La Roche Inc., he was a Senior Patent Attorney at Esso Research & Engineering Co. for 6 years and worked as an organic chemist at Merck & Co., Inc. for 3 years. He has also served as an adjunct professor at Seton Hall University School of Law and as a lecturer at Rutgers University School of Business. In addition, Mr. Gould has extensive experience acting as an expert witness in patent cases. Mr. Gould has previously served as a member of the Board of Tapestry Pharmaceuticals, the Board of Supratek Pharma Inc., the Board of AngioGenex Inc., and the Board of Protein Design Labs, Inc. He earned his bachelor’s degree in organic chemistry at The Johns Hopkins University in 1958 and conducted his graduate studies in chemistry at New York University from 1958 to 1960. Mr. Gould received his J.D. from Columbia University School of Law in 1963 and his L.L.M. from New York University School of Law in 1973. Mr. Gould has been nominated for re-election at the 2016 Annual Meeting. The Company believes that Mr. Gould is qualified to serve as a member of our Board because of his business and professional experience.

MICHAEL SCHAMROTH. Mr. Schamroth, age 76, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for over 40 years. As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club. In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002. He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988. He received his B.S. in Business from Miami University, Oxford, Ohio. Mr. Schamroth has been nominated for re-election at the 2016 Annual Meeting. The Company believes that Mr. Schamroth is qualified to serve as a member of our Board because of his business and professional experience.

DR. JYRKI MATTILA. Dr. Mattila, age 61, joined as a member of our Board in April 2015. Dr. Mattila has served as the Chief Business Officer of Lipocine Inc. since May 2015. Previously, Dr. Mattila served as Chief Business Officer at iCeutica Inc. Prior to joining iCeutica, from 2010 to 2013, Dr. Mattila served as President and CEO of LZ Therapeutics, Inc. From February 2008 through March 2010, he worked at Auxilium Pharmaceuticals, Inc. (“Auxilium”), serving as an Executive Vice President of Business Development, Product Development and Technical Operations. From January 2005 to February 2008, he served as Executive Vice President of Business Development, Research and Development and Technical Operations at Auxilium. From August 2003 to January 2005 he served as Executive Vice President of Business Development at Auxilium. From 1986 to July 2003, Dr. Mattila served in a series of positions at Orion Corporation, including as President of Orion Pharma from 1996 to 2002. During the past 5 years, he has served on the boards of Forendo Pharma Ltd., Hermo Pharma Ltd. and LZ Therapeutics, Inc., all privately-held pharmaceutical companies. Dr. Mattila served as a director of Encorium Group Inc., a publicly listed company, from November 1, 2006 to November 7, 2009. He received his M.D. and Ph.D. in pharmacology from the University of Helsinki Medical School and his M.B.A. from the Helsinki School of Economics. Dr. Mattila completed his post-doctoral research fellowship at the University of Kansas Medical Center. Dr. Matitila has been nominated for re-elction at the 2016 Annual Meeting. The Company believes that Dr. Mattila is qualified to serve as a member of our Board because of his business and professional experience.

THOMAS WEGMAN. Mr. Wegman, age 61, has served as an officer of the Company for more than 20 years. He is our current President and has served as our President since October 2005 and as a director since 1994. Prior to such appointment as President, he served as the Executive Vice President of the Company. He has over 30 years of experience in the biopharmaceutical industry that encompasses managing company operations and drug development, licensing, and registration. Mr. Wegman has had experience managing the production, marketing and foreign registration activities related to an avian vaccine business. Mr. Wegman has been instrumental in licensing technologies from universities for use by the Company. He is the author of a number of U.S. and foreign patents in the life sciences field. Mr. Wegman received his B.A. from Boston University in 1977. Mr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman, who passed away on February 16, 2007. Mr. Wegman is the brother of Dr. Wegman and the stepson of Ms. Wegman, both of whom are currently directors of the Company. The Company believes that Mr. Wegman is qualified to serve as a member of our Board because of his business and professional experience.

DR. PAUL GITMAN. Dr. Gitman, age 75, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine, the American Board of Quality Assurance and Utilization Review and the American Board of Medical Quality and is a Master in the American College of Physicians. Following 25 years in private medical practice he joined the fulltime faculty of Long Island Jewish Medical Center where he was Medical Director and later Vice President of Medical Affairs for the North Shore Long Island Jewish Health System until 2009. Since that time, Dr. Gitman has been a consultant in Quality Improvement. Dr. Gitman is currently an Associate Professor of Medicine at The Hofstra North Shore LIJ School of Medicine. He is the immediate past Chairman of the Medical Society of the State of New York’s Committee for Physician’s Health. He served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces. He is past President of The American College of Medical Quality, the New York Chapter of the American College of Physicians and the Medical Society of the County of Queens. Dr. Gitman received his medical degree from Boston University School of Medicine. The Company believes that Dr. Gitman is qualified to serve as a member of our Board because of his business and professional experience.

TOBY WEGMAN. Ms. Wegman, age 81, is currently a director on the Board and has served as a director of the Company since June 2007. Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women’s apparel business and prior to that managed a women’s retail clothing operation. She had also been actively involved in the management of Edwin H. Wegman’s business interests and finances for many years. Ms. Wegman is the stepmother of Thomas L. Wegman and Dr. Mark Wegman, both of whom are currently directors of the Company. Ms. Wegman is a member of the Lion of Judah, and a lifetime member of both the National Council of Jewish Women and HADASSAH. The Company believes that Ms. Wegman is qualified to serve as a member of our Board because of her business and professional experience.

DR. MARK WEGMAN. Dr. Wegman, age 66, is currently a director on the Board and has served as a director of the Company since June 2007. He joined International Business Machines (“IBM”) in 1975 where Dr. Wegman is currently Chief Scientist Computing as a Service with worldwide responsibilities in IBM’s Research laboratories. Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award. He is an IBM Fellow, which is IBM’s highest technical honor, and a Fellow of the ACM and the IEEE. He is also a member of the National Academy of Engineering. Dr. Wegman is the author of over 30 publications in the field of Computer Science. Dr. Wegman received his doctorate in Computer Science from the University of California at Berkeley and has been named a Distinguished Alumnus. Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman. Dr. Wegman is the brother of Thomas L. Wegman, a current director and President of the Company, and the stepson of Toby Wegman, a current director of the Company. The Company believes that Dr. Wegman is qualified to serve as a member of our Board because of his business and professional experience.

JENNIFER CHAO. Ms. Chao, age 46, joined as a member of our Board in April 2015. Ms. Chao is a biotech industry expert and Advisory Analyst with CoreStrategies Management, LLC, a strategic consulting firm she founded in 2008. Ms. Chao works integrally with senior managements and boards of directors to provide transformational corporate and financial strategies for maximizing core valuation, working as in-house investment banker and advisory analyst. Previously, Ms. Chao was a Managing Director and Senior Lead Biotechnology Securities Analyst with Deutsche Bank from 2004-2008 where her research coverage spanned small, mid, and large-cap biotechnology companies. Her research forte includes rare genetic diseases, cutting edge biotechnologies (diagnostic and manufacturing), women’s health, pulmonology, neurology, nephrology, oncology, vaccines, cardiology, HIV/HCV, and osteoporosis. Ms. Chao is also a former Managing Director and Senior Lead Biotechnology Analyst with RBC Capital Markets and Vice President and Biotechnology Analyst with Leerink Swann & Co. Ms. Chao received her B.A. majoring in Politics and Greek Classics from New York University in 1992 and was a Research Fellow and recipient of the 1996/1997 Massachusetts General Hospital/Harvard Medical School Biomedical Research Career Award. Ms. Chao has extensive experience understanding corporate finances and analyzing and evaluating financial statements and financial and accounting issues. As a securities analyst, she has published reports and articles on securities and financings in the biotechnology field. As part of her duties as an analyst at CoreStrategies, Ms. Chao works closely with senior management and boards, acting as in-house investment banker, negotiating term-sheets and performing financial due diligence for acquisitions and divestitures. As a former managing director and analyst at investment banks, she vetted initial public offerings, follow-on offerings, private placements, PIPES and private financings. She has familiarity with board and audit functions. Ms. Chao held the following licenses, Series 7, 63, 86 and 87. Through her work, Ms. Chao understands generally accepted accounting principles (“GAAP”) and financial statements and can assess GAAP. Through her work as an analyst and her substantial experience in completing financial due diligence, she can interpret and forecast profit and loss statements, balance sheets, cash flow statements, and valuations. The Company believes that Ms. Chao is qualified to serve as a member of our Board because of her business and professional experience.

PROPOSAL NO. 1-- ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports.

The Board is divided into three classes with only one class of directors being elected in each year. The term of office of the second class of directors, currently consisting of George Gould, Michael Schamroth and Dr. Jyrki Mattila, is scheduled to expire at the 2016 Annual Meeting; the term of office of the third class of directors, currently consisting of Dr. Mark Wegman, Toby Wegman and Jennifer Chao, is scheduled to expire on the date of the 2017 annual meeting (the “2017 Annual Meeting”); and the first class of directors, currently consisting of Thomas Wegman and Dr. Paul Gitman is scheduled to expire on the date of the 2018 annual meeting. All directors will hold office for a term of three years, or until their earlier death, resignation, removal or disqualification and until their respective successors are duly elected and qualified.

The individuals who have been nominated for election to the Board at the 2016 Annual Meeting are set forth below. If, as a result of circumstances not now known or foreseen, any nominee is unavailable to serve as a nominee for the office of director at the time of the 2016 Annual Meeting, the holders of the proxies solicited by the Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present members of the Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. The three nominees for election as directors are uncontested.

The Board of Directors recommends a vote “FOR” the election of the nominees listed below.

The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position	Director Since

George Gould	78	Director	2011

Michael Schamroth	76	Director	2004

Dr. Jyrki Mattila	61	Director	2015

For information as to the shares of the Common Stock held by each of our nominees, see “Security Ownership of Certain Beneficial Owners and Management,” below and for biographical summaries for each of our director nominees, see “Directors and Executive Officers” above.

There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

VOTE REQUIRED

A plurality of the votes cast at the meeting will be required for the election of the director nominees to the second class of directors. The three nominees for director with the highest number of affirmative votes will be elected as directors. Broker non-votes and abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH
OF THESE NOMINEES FOR DIRECTOR FOR THE SECOND CLASS OF DIRECTORS.

(PROPOSAL NO. 1 ON YOUR PROXY
CARD)

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board does not have a chairman or a lead independent director. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with the Company’s management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions affecting the Company at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of the Company’s management.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management regularly review the Company’s strategic plan which includes, among other things, the various business, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company’s Corporate Governance Guidelines, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). Each of our Committees also oversees the management of the Company’s risk that falls within each Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees. The Intellectual Property Committee, an informal committee of the Board, considers risks related to the Company’s intellectual property strategy, which includes, among other things, the Company’s intellectual property development, maintenance, licensing, litigation, prosecution and protection strategies. The Financial Modeling Committee, an informal committee of the Board, deals with budgeting, forecasting and valuation and does not address financial risk oversight which is the responsibility of the Audit Committee. All Committees are required, pursuant to their respective charters, to report regularly to the Board. The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

Board Determination of Director Independence

Our securities are listed on the NASDAQ Global Market (“NASDAQ”) and we use the standards of “independence” prescribed by rules set forth by NASDAQ. Under NASDAQ rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of Dr. Jyrki Mattila, Jennifer Chao, Dr. Paul Gitman, Michael Schamroth, and George Gould, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the NASDAQ rules and the SEC. Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has determined that each of Thomas Wegman, Toby Wegman and Dr. Mark Wegman, do not qualify as “independent” under the NASDAQ rules. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules and the NASDAQ rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Meetings

The Board met 4 times during the calendar year ended December 31, 2015. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which he or she served during the year ended December 31, 2015 (in each case, which were held during the period for which he was a director and/or a member of the applicable Committee). All Board members serving on the Board at such time attended our 2015 annual meeting of stockholders held on June 18, 2015. The Company encourages its directors to attend the annual meeting of Stockholders.

Executive sessions, or meetings of the independent directors without management present, are held regularly. The independent directors met in executive session during each regularly scheduled Board meeting during the year ended December 31, 2015.

Committees and Committee Meetings

The Board has a standing Audit Committee, a Nominating and Corporate Governance Committee, and Compensation Committee, each of which is comprised solely of independent directors, and is described more fully below. The members of each Committee are appointed by our Board. From time to time, the Board may establish other committees. Below is a description of the three principal Committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is comprised of Dr. Gitman, Ms. Chao, Dr. Mattila, and Mr. Schamroth. Dr. Gitman serves as the Chair of the Audit Committee. The Audit Committee has determined that Ms. Chao is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and has the level of financial sophistication required by NASDAQ Rule 5605(c)(2)(A). The Audit Committee believes that Ms. Chao’s experience, as discussed in her biography above, qualifies her as an “audit committee financial expert.”

As noted above, the Audit Committee is governed by the Audit Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investors — Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include: selecting our independent registered public accounting firm; reviewing with the Company’s independent registered public accounting firm the procedures for and results of their audits; reviewing with the independent accountants and management our financial reporting, internal controls and internal audit procedures; reviewing and approving related party transactions; and reviewing matters relating to the relationship between the Company and our independent registered public accounting firm, including the selection of and engagement fee for our independent registered public accounting firm, and assessing the independence of the independent registered public accounting firm. The Audit Committee has the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

The Audit Committee met 6 times during 2015.

Compensation Committee

The Compensation Committee is comprised of Mr. Schamroth and Drs. Gitman and Mattila. Dr. Mattila serves as the Chair of the Compensation Committee. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investor Relations — Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include: reviewing and approving and recommending to the Board for approval as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; overseeing the evaluation of the Company’s senior executives; reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and administering our stock option plans. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee did not use or retain any compensation consultant during the year ended December 31, 2015.

The Compensation Committee met 2 times during 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Schamroth, Dr. Gitman, and Ms. Chao. Mr. Schamroth serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.biospecifics.com under “Investors — Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include: identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of Stockholders; recommending to the Board nominees for each Committee; developing and recommending to the Board corporate governance principles applicable to the Company; and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee met 2 times during 2015.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by Stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees for election to the Board for the Board’s approval.

Stockholders may also nominate persons to be elected as directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by our Stockholders, in accordance with the Company’s bylaws. If a Stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws. In evaluating candidates recommended by our Stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth below under “Minimum Qualifications.” To nominate a person to stand for election as a director at the 2017 Annual Meeting of Stockholders, a Stockholder must provide our Secretary with timely notice of the nomination.

The procedures for Stockholder submission of a notice of nomination of a person or persons as directors of the Company is set forth below in “Requirements for Stockholders to Submit Nominees for Inclusion in our Proxy Materials and Alternative Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.”

Qualifications

The Nominating and Corporate Governance Committee may receive from Stockholders and others recommendations for nominees for election to the Board and recommend to the Board candidates for Board membership for consideration by the Stockholders at the annual meeting of Stockholders and candidates for election to the Board at intervals between annual meetings. In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion, including diversity, is a prerequisite for any Board candidate. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability.

Family Relationships

Thomas Wegman, a current director and our current President, and Dr. Mark Wegman, a current director, are brothers. Each of Thomas Wegman and Dr. Mark Wegman are step sons of Toby Wegman, a current director.

Thomas Wegman and Toby Wegman are the co-trustees of the Edwin H. Wegman Marital Trust.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2015, Dr. Jyrki Mattila, Dr. Paul Gitman and Michael Schamroth each served as a member of the Compensation Committee. None of the members of our Compensation Committee has, at any time during the prior fiscal year, been one of our officers or employees. None of the members of our Compensation Committee has formerly been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company’s Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”) applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors. A copy of our Code of Ethics is available on our website at www.biospecifics.com under “Investors—Corporate Governance” or by requesting a copy, free of charge, in writing from our President at BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, NY 11563. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to certain of our executive officers within four business days following the date of such amendment or waiver.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at www.biospecifics.com under “Investors—Corporate Governance” or by requesting a copy from our President at our principal executive offices above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the fiscal year ended December 31, 2015, we have determined that our executive officers, directors and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Pre-Approval Policy Regarding Related Party Transactions

On December 8, 2015, the Board adopted a related party transactions policy, pursuant to which the Audit Committee is charged with reviewing and approving or disapproving of related party transactions. The “Related Party Transactions Policy” supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations.

Subject to certain exceptions, including compensation arrangements previously approved by the Company’s Compensation Committee, this written policy covers transactions or series of transactions in which the Company or any subsidiary participates and a “Related Party” has or will have a direct or indirect material interest. For purposes of this policy, a “Related Party” is:

•	Each director and executive officer of the Company and any person who was serving as a director and/or executive officer at any time since the beginning of the Company's last fiscal year;

•	Any nominee for election as a director of the Company;

•	Any security holder who, at the time of the occurrence of the transaction, owned beneficially or of record more than 5% of any class of the Company's voting securities; and

•

Any immediate family member of any of the foregoing persons. An "immediate family member" includes the spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the household of a director, executive officer, director nominee or greater than 5% security holder of the Company.

Pursuant to the Related Party Transactions Policy, each Company executive officer, director or nominee for director or any other officer or employee who intends to cause the Company to enter into a related party transaction must fully disclose to the Audit Committee all material facts concerning a prospective transaction or arrangement involving the Company in which such person may have an interest. The Audit Committee will review all related party transactions and approve or disprove of such transactions in which the amount exceeds $10,000 in advance of such transaction being given effect. If a member of the Audit Committee is involved in the transaction, that member shall not participate in determining whether the related party transaction shall be approved or ratified by the Audit Committee; however, such person may be counted in determining the presence of a quorum at a meeting of the Audit Committee acting on the transaction. Annually, the Audit Committee will review any previously approved or ratified related party transaction that is continuing and determine based on then-existing facts and circumstances.

Before any related party transaction is approved, the following factors are to be considered:

•	The position or relationship of the Related Party at or with the Company;

•	The materiality of the transaction to the Related Party and to the Company, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•	Whether the transaction is comparable to a transaction that could be available on an arms-length basis;

•	Whether the transaction is in the ordinary course of the Company's business and was proposed and considered in the ordinary course of business;

•	The effect of the transaction on the Company's business and operations, including on the Company's internal control over financial reporting and system of disclosure controls or procedures;

•

Whether the transaction would cause the Company to be in violation of Nasdaq listing standards (or the listing standards of any other exchange or market constituting the Company’s primary trading market); and

•	Any additional conditions or controls (including reporting or review requirements) that should be applied to such transaction.

Approval of a transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in the best interests of the Company and only so long as those interests outweigh any negative effects that may arise from permitting it to occur.

Review of Related Party Transactions

Engagement of Gibbons P.C.

The Company has engaged Gibbons P.C. (the “Gibbons Law Firm”) as legal counsel for certain specific matters in 2013, 2014 and 2015. Mr. George Gould, a member of the Board and an independent director, is “Counsel” at the Gibbons Law Firm. To date, the Gibbons Law Firm has invoiced the Company less than $25,000 in the aggregate for services rendered. As counsel to the Gibbons Law Firm, Mr. Gould has no financial interest in any payments made by the Company to the Gibbons Law Firm.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Common Stock beneficially owned as of the close of business on the Record Date, April 22, 2016, by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days are considered outstanding. As of the Record Date, we had 7,020,724 shares of Common Stock outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

Name and Address of	Amount and Nature of	Percentage
Beneficial Owner	Beneficial Ownership

5% or Greater Stockholders:

Edwin H. Wegman Marital Trust
Co-trustee Toby Wegman	1,005,178 (1)	13.80%
Co-trustee Thomas Wegman
35 Wilbur Street
Lynbrook, NY 11563

Jeffrey K. Vogel	508,656 (2)	6.98%
1 Meadow Drive
Lawrence, NY 11559

Abdiel Qualified Master Fund LP, and affiliates	459,677 (3)	6.30%
410 Park Avenue, Suite 930
New York, NY 10022

Directors and Named Executive
Officers

Thomas Wegman, President and Director	1,413,428 (4)	19.40%
35 Wilbur Street
Lynbrook, NY 11563

Toby Wegman, Director	1,005,178 (5)	13.80%
35 Wilbur Street
Lynbrook, NY 11563

Name and Address of	Amount and Nature of	Percentage
Beneficial Owner	Beneficial Ownership

Michael Schamroth, Director	114,000 (6)	1.56%
35 Wilbur Street
Lynbrook, NY 11563

Dr. Mark Wegman, Director	95,272 (7)	1.31%
35 Wilbur Street
Lynbrook, NY 11563

Dr. Paul Gitman, Director	51,825 (8)	*0.71% (13)
35 Wilbur Street
Lynbrook, NY 11563

George Gould, Director	7,500 (9)	*0.10%
35 Wilbur Street
Lynbrook, NY 11563

Dr. Jyrki Mattila, Director	4,126 (10)	*0.06%
35 Wilbur Street
Lynbrook, NY 11563

Jennifer Chao, Director	3,750 (11)	*0.05%
35 Wilbur Street
Lynbrook, NY 11563

All Executive Officers and Directors as a	1,681,123 (12)	23.19%
Group (8 persons)

(1)

The shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust are included in the number disclosed in this chart for Toby Wegman and Thomas Wegman, the co-trustees of the Edwin H. Wegman Marital Trust. As disclosed in their respective footnotes, the shares of Common Stock owned by the Edwin H. Wegman Marital Trust are indirectly held by each of the trustees, who disclaim beneficial ownership of the shares in the Edwin H. Wegman Marital Trust, except to the extent of his or her pecuniary interest therein.

(2)	The foregoing information is based on the reporting person’s Form 4 filed with the SEC on December 22, 2015.

(3)

Includes 436,074 shares of Common Stock held by Abdiel Qualified Master Fund LP and 23,603 shares of Common Stock held by Abdiel Capital LP. Abdiel Capital Management, LLC and Abdiel Capital Advisors, LP serve as the general partner and the investment manager, respectively, of Abdiel Qualified Master Fund LP and Abdiel Capital LP. Colin T. Moran serves as managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which serves as the general partner of Abdiel Capital Advisors, LP. Each of the foregoing reporting persons disclaims beneficial ownership of the shares reported, except to the extent of its or his pecuniary interest therein. The foregoing information is based on the reporting person’s Schedule 13G/A filed with the SEC on February 11, 2016.

(4)

Includes (i) 175,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016, (ii) 8,778 shares of Common Stock held by Thomas Wegman and his wife, as joint tenants, (iii) indirect ownership of 3,650 shares of Common Stock held by Thomas Wegman’s wife, Sandra Wegman, (iv) 220,822 shares of Common Stock held directly, and (v) indirect ownership of 1,005,178 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust, for which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)

Includes indirect ownership of 1,005,178 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust, for which she disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(6)	Includes 45,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016.

(7)	Includes 30,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016.

(8)	All shares are held directly.

(9)	Includes 7,500 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016.

(10)

Includes (i) 3,750 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016, and (ii) 376 shares of Common Stock held directly by Dr. Mattila.

(11)	Includes 3,750 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2016.

(12)

For purposes of clarification, each of the 1,005,178 shares of Common Stock owned by the Edwin H. Wegman Marital Trust (and indirectly owned by Toby Wegman and Thomas Wegman, the co-trustees of the Edwin H. Wegman Marital Trust) have only been counted one time in calculating the number of shares of Common Stock beneficially owned by all executive officers and directors.

(13)	An asterisk indicates less than 1% ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management, and based upon such discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

/s/ The Compensation Committee

Dr. Jyrki Mattila, Chair
Dr. Paul Gitman
Michael Schamroth

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles and policies underlying our executive compensation program for our named executive officer, Thomas Wegman, who serves as our President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Wegman is our sole executive officer. The Compensation Committee oversees our executive compensation programs and approves or makes recommendations to the Board for approval where appropriate and required by the Compensation Committee’s charter. In this role, the Compensation Committee reviews and approves all compensation decisions relating to Mr. Wegman.

Objectives of the Company’s Executive Compensation Programs

As determined by the Compensation Committee, the Company’s compensation programs for its officer are designed to achieve the following objectives:

-	motivate our executive officer to achieve the Company’s annual and long-term corporate objectives and strategies;
-	provide compensation opportunities that are competitive with similarly sized biotechnology companies;
-	align executive interests with those of our Stockholders; and
-	attract and retain talented executives.

The Role of Stockholder Say-on-Pay Votes

The Compensation Committee has reviewed the results of the Company’s 2014 Annual Meeting held on June 24, 2014 (the “2014 Annual Meeting”) where the Stockholders of the Company approved, on an advisory basis, the compensation of Mr. Wegman as disclosed in the proxy statement for the 2014 Annual Meeting. Over 87.8% of the votes cast voted in favor of the proposal. The Compensation Committee believes this affirms our Stockholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of executive compensation and determined not to implement substantial changes to our 2014 compensation program as a result of the say-on-pay vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the Company’s named executive officer. Previously, at the 2011 annual meeting, the Stockholders of the Company, recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held with a frequency of every three years. In connection with the 2017 Annual Meeting, the Stockholders of the Company will be afforded the opportunity to vote, on an advisory basis, on a proposal related to the compensation of the Company’s named executive officer, as well as to vote on the frequency of the say-on-pay vote following the 2017 Annual Meeting.

Elements of Executive Compensation

The Company’s current executive compensation package for Mr. Wegman focuses on a fixed base salary and limited perquisites that are established pursuant to Mr. Wegman’s employment agreement. Mr. Wegman also is eligible to receive severance payments under certain circumstances, as further described below. As more fully discussed below, Mr. Wegman is also eligible to receive a cash bonus for fiscal year 2016 upon achievement of certain performance-based goals. We utilize base salary to incentivize company and individual performance in relation to competitive market conditions. Severance and change in control benefits are used to help ensure we retain our executive talent.

The Compensation Committee determines, in its sole discretion, the appropriate components of Mr. Wegman’s compensation package. Mr. Wegman’s overall compensation may increase or decrease year-to-year based upon, among other things, his annual performance or changes in his responsibilities.

Base Salary

As described below, Mr. Wegman receives a base salary, the terms of which are subject to his employment agreement. Adjustments to Mr. Wegman’s base salary may be based upon a number of factors, pursuant to the Company’s standard practices, including his seniority, scope of responsibilities, individual performance, his contributions to the Company and the Company’s overall financial and stock price performance. The Compensation Committee annually reviews Mr. Wegman’s base salary and adjustments to his base salary after considering his responsibilities, performance and contributions to the Company and the Company’s performance.

Employment Agreement; Base Salary; Cash Bonus; Termination Payments

On August 5, 2008, the Company entered into an Executive Employment Agreement with Mr. Wegman (the “Wegman Employment Agreement”). Following the expiration of the initial two year term, the Wegman Employment Agreement runs for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then-current term upon 90 days’ prior notice of the termination to the other party. Initially, the Wegman Employment Agreement provided that Mr. Wegman would earn a base salary equal to $250,000 per year and receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. On June 17, 2009, however, the Company’s Compensation Committee unanimously recommended to the Board, and the Board approved and declared effective, an increase in Mr. Wegman’s base salary from $250,000 to $300,000 per year. Effective as of August 1, 2013, the Company’s Compensation Committee unanimously recommended to the Board, and the Board approved, an increase in Mr. Wegman’s base salary from $300,000 to $350,000 per year. On January 19, 2016, the Company’s Compensation Committee approved an increase in Mr. Wegman’s base salary from $350,000 to $400,000 per year, applicable for the Company’s 2016 fiscal year.

Mr. Wegman did not receive a cash bonus in 2015. Also on January 19, 2016, the Company’s Compensation Committee established a target bonus amount for 2016 for Mr. Wegman, to be 50% of his base salary (the “Target Bonus”). Payment in full or in part of the Target Bonus will be dependent upon Mr. Wegman’s achievement of certain performance-based goals, as determined by the Committee, which will be disclosed in the CD&A of the Company’s 2017 proxy statement.

Under the Wegman Employment Agreement, Mr. Wegman is also eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee. However, on June 17, 2010, the Board decided that, absent special circumstances, the Company would no longer grant any new options to its directors, officers, employees or consultants. Mr. Wegman did not receive any equity-based awards in 2015.

A copy of the Wegman Employment Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 8, 2008. The foregoing descriptions of the Wegman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Performance-Based Stock Incentives

Mr. Wegman did not receive any performance-based stock incentives in 2015. The Board may, upon the occurrence of special circumstances as determined by the Board in its sole discretion, award qualified incentive stock options or non-qualified stock options in accordance with the Company’s 2001 Stock Option Plan, as amended and restated.

Other Executive Compensation Policies

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officer whose compensation is required to be disclosed to our Stockholders under the Exchange Act. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures the performance-based portion of any executive compensation package to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company. However, the Compensation Committee may recommend to the Board compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters. Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans. The Company designs and administers our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officer, to keep them either exempt from or in compliance with the requirements of Section 409A. Under the Wegman Employment Agreement, any provision which causes Mr. Wegman’s payments or benefits to be paid thereunder to fail to comply with Section 409A of the Internal Revenue Code is deemed to be null and void.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Under the Wegman Employment Agreement, however, the amount of any excess parachute payments shall be reduced to the extent necessary so that no portion of the total benefits to be received by Mr. Wegman is subject to the excise tax.

Deferred Compensation and Retirement Plans

The Company maintains a 401(k) plan, which is a broad-based plan available to all employees. Otherwise, the Company does not have a deferred compensation program, pension benefits, retirement plans or any post-retirement healthcare plans.

Perquisites and Other Benefits

The perquisites received by Mr. Wegman are limited to a car allowance, vacation and reimbursement for reasonable out-of-pocket expenses incurred by Mr. Wegman in connection with the performance of his duties.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee approves all compensation decisions related to Mr. Wegman. Such approval by the Compensation Committee is given without any input from Mr. Wegman.

Stock Ownership Requirements and Hedging Policies

Currently, the Company does not have any formal stock ownership requirements or any specific hedging policies related to stock ownership.

Benefits

Mr. Wegman is entitled to participate in the standard, broad-based employee benefit plans maintained by the Company, including the Company’s health and dental insurance plans and its 401(k) plan.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices. Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation. Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officer for the three fiscal years ended December 31, 2015, 2014 and 2013. The Summary Compensation Table excludes the following columns, which were not part of Mr. Wegman’s compensation for 2015, 2014 or 2013: Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, and Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Name And Principal Position	Year	Salary ($) (2)	All Other Compensation ($)	Total ($)
Thomas Wegman President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer (1)	2015	350,000	3,607(4)	353,607
	2014	350,000(3)	3,325(4)	353,325
	2013	320,833(3)	2,828(4)	323,661

(1)	Mr. Wegman also serves as the President of the Company’s wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2)

On January 19, 2016, the Company’s Compensation Committee established the annual base salary and target bonus amounts for 2016 for Thomas L. Wegman, President of the Company. The Committee established that Mr. Wegman’s base salary amount for 2016 will be $400,000 (the “Base Salary”) and that his target bonus amount for 2016 will be 50% of his Base Salary (the “Target Bonus”). Payment in full or in part of the Target Bonus will be dependent upon Mr. Wegman’s achievement of certain performance-based goals, as determined by the Committee and will be disclosed in the CD&A of the Company’s 2017 proxy statement. These payments do not impact the annual compensation paid to Mr. Wegman for 2015.

(3)	Mr. Wegman’s base salary increase from $300,000 to $350,000 went into effect as of August 1, 2013. Mr. Wegman received $323,661 in total compensation from the Company for the 2013 fiscal year.

(4)	Includes the cost of the vehicle leased by the Company for use by Mr. Wegman.

GRANTS OF PLAN-BASED AWARDS

Mr. Wegman did not receive any awards pursuant to a Company incentive plan during the fiscal year ended December 31, 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Thomas Wegman

All material factors necessary to an understanding of the information disclosed in the above Summary Compensation Table are discussed in the Compensation Discussion and Analysis section.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2015)

The following table contains information concerning exercisable stock options with respect to our Common Stock granted to Mr. Wegman that was outstanding on December 31, 2015. The below table excludes the following columns, which are not applicable based on award types currently outstanding: Number of Securities Underlying Unexercised Options – Unexercisable and Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date (1)
Thomas L. Wegman President, Principal Executive Officer and Principal Financial Officer	100,000	1.00	01/22/2016
	25,000	0.83	09/05/2016
	50,000	0.83	09/05/2016
	50,000	0.83	09/05/2016
	50,000	21.00	08/04/2018

(1) Each of these reported options is fully vested as of December 31, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Wegman Employment Agreement requires us to provide compensation and/or other benefits to Mr. Wegman during his employment and in the event of that executive’s termination of employment under certain circumstances. Those arrangements are described in greater detail below.

Pursuant to the terms of the Wegman Employment Agreement, if the Company terminates Mr. Wegman’s employment without Cause (defined below) or if Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five years prior to the time of such termination, multiplied by three, payable not later than 30 days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for 18 months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of Common Stock then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination (excluding options that would vest, if at all, upon the attainment of performance goals or any criteria other than the passage of time or continued performance of services by Mr. Wegman); and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of Common Stock that are subject to restrictions on transfer issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

If Mr. Wegman’s employment with the Company terminates voluntarily without Cause (as defined below) by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.

Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired. In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12-month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (i) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (ii) a fraction, the numerator of which is (a) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (b) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr. Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period

Under the Wegman Employment Agreement:

“Cause” means (i) a willful failure to carry out a proper directive of the Board; (ii) a willful act of gross misconduct that injures the Company; (iii) a material breach of the Wegman Employment Agreement; (iv) a material breach of the Secrecy Agreement dated January 11, 2007 by and between Mr. Wegman and the Company (the “Secrecy Agreement”); (v) a willful material violation of federal or state laws which materially injures the Company; or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

A termination by Mr. Wegman for “Good Reason,” means a termination within two years or less following (i) a material reduction in his base salary; (ii) a material reduction in his authority, duties, or responsibilities; (iii) a material reduction in his superior’s authority, duties, or responsibilities; (iv) a material reduction in the budget over which he has authority; (v) a material change in the geographic location where he must perform services; or (vi) a material breach by the Company of the Wegman Employment Agreement.

“Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement; (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company); (iii) Mr. Wegman’s hiring, directly or indirectly, any individual who was an employee or consultant of the Company within the 6-month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company; or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six-month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

The table below reflects the amount of compensation to be paid to Mr. Wegman upon termination of his employment following: voluntary resignation, involuntary termination without cause or voluntary termination for Good Reason, involuntary termination for Cause, termination on death or disability and termination following a change in control. The amounts shown assume that such termination was effective on December 31, 2015 and thus include amounts earned through such time and estimates of amounts that would be paid out to the executive on his termination. The actual amount to be paid can only be determined at the time of such executive’s termination.

The payments and benefits detailed in the table below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for Mr. Wegman, including any stock options vested as of December 31, 2015 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table (2015)).

	Termination Reason
Name	Resignation Without Good Reason ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination for Cause ($)	Death/Disability ($)	Following a Change in Control ($)
Thomas Wegman
Cash Severance	-	$990,000	-	-	-
Continuation of Benefits	-	$41,483	-	-	-
Value of Accelerated Options	-	-	-	-	-
Total		$1,031,483

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

The Company’s current director compensation policy provides that independent directors receive $45,000 annually for their service on the Board, while non-independent, non-employee directors receive $22,000, except in the case of Dr. Mark Wegman as set forth in the table below. Each non-employee director also receives an additional $5,000 annually to the extent that such non-employee director is a member of a formal or informal Committee and an additional $5,000 annually to the extent that such non-employee director is a chair of any such Committee. The Audit Committee Financial Expert also receives an additional $10,000 annually for such service. The Intellectual Property Committee IP Expert, if any, receives an additional $10,000 annually for such service. Directors are also eligible to receive options under the Company’s 2001 Stock Option Plan. However, in an effort to increase stockholder value, the Company announced on June 17, 2010 that, absent special circumstances, the Company would no longer grant any new options to, among others, its directors. On April 22, 2015, in connection with their appointments to the Board, each of Dr. Mattila and Ms. Chao received a stock option grant of 15,000 shares of Common Stock.

Change of Control Agreements for Certain Independent Directors

On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Paul Gitman, and Michael Schamroth; on September 17, 2013, the Company entered into a Change of Control Agreement with George Gould; and on April 22, 2015, the Company entered into Change of Control Agreements with each of Jennifer Chao and Jyrki Mattila (each agreement, a “Director Change of Control Agreement”). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director’s service on the Board is terminated pursuant to a transaction resulting in a Change of Control, as defined below, then (i) 100% of any options to purchase shares of Common Stock then held by the director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (ii) if, on the date immediately preceding the effective date of such termination, the director then holds shares of Common Stock that are subject to restrictions on transfer issued to the director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Director Change of Control Agreements, a “Change of Control” means the occurrence of any one of the following:

•

the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

•

a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

•	a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or
•	the sale of all or substantially all of the Company’s assets or business.

A copy of the form of Director Change of Control Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 22, 2007. The foregoing descriptions of the Director Change of Control Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to our directors for the fiscal year ended December 31, 2015. Mr. Wegman serves as our President and received no additional compensation to serve on the Board as a director during 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	Total ($)

Dr. Paul Gitman(2)	65,000		65,000
Michael Schamroth(2)	65,000		65,000
Dr. Mark Wegman(2)	68,529 (4)		68,529 (4)
Toby Wegman(2)	22,000		22,000
George Gould (2)	68,377 (5)		68,377 (5)
Dr. Jyrki Mattila (3)	44,966	42,182	87,148
Ms. Jennifer Chao (3)	44,966	42,182	87,148

(1)	Reflects the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee fees.

(2)

The amounts in this column represent the aggregate grant date fair value of the stock option awards as of the grant date as computed in accordance with FASB ASC Topic 718. These amounts represent awards that are paid in options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the directors. These amounts are equal to the aggregate grant date fair value of the stock and option awards. As of December 31, 2015, (i) Dr. Gitman had, in the aggregate, options to purchase zero shares of Common Stock, (ii) Mr. Schamroth had, in the aggregate, options to purchase 60,000 shares of Common Stock, (iii) Dr. Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock, (iv) Ms. Wegman had, in the aggregate, options to purchase zero shares of Common Stock, and (v) Mr. Gould had, in the aggregate, options to purchase 15,000 shares of Common Stock, subject to vesting. No options were granted to Dr. Gitman, Mr. Schamroth, Dr. Wegman, Ms. Wegman or Mr. Gould during the year ended December 31, 2015.

(3)

Dr. Mattila and Ms. Chao joined the Board on April 22, 2015. Each of Dr. Mattila and Ms. Chao were granted 15,000 stock options in connection with their appointment as members of the Board during the year ended December 31, 2015.

(4)

Effective November 6, 2014, Dr. Wegman’s base compensation was increased from $42,000 to $65,000 per year. On January 6, 2015, Dr. Wegman was paid an additional $3,529 to reflect the compensation earned in 2014 as a result of the base compensation increase during the pro-rata portion of the fourth quarter of 2014.

(5)

Mr. Gould received in 2015 an additional $3,337 for his temporary service during 2015 as a member of the Audit Committee of the Company to replace Dr. Max Link, who joined the Board in August 2014, but passed away unexpectedly in October 2014. Mr. Gould stepped down from the Audit Committee in April 2015, in conjunction with the appointment of Dr. Mattila and Ms. Chao to serve as members of the Board and the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. EisnerAmper LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2015 with the Company’s management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with EisnerAmper LLP and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the independent registered accounting firm its independence from the Company. Finally, in accordance with the Sarbanes Oxley Act of 2002, Section 404, the Audit Committee received a positive attestation and report from EisnerAmper LLP regarding the Company’s internal financial reporting controls.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

/s/ The Audit Committee

Dr. Paul Gitman, Chair
Michael Schamroth
Dr. Jyrki Mattila
Jennifer Chao

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our Stockholders to ratify the Audit Committee’s selection of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. EisnerAmper has served as our independent registered public accounting firm since October 10, 2014. The services provided to us by EsinerAmper during 2015 are described under “Principal Accountant Fees and Services.”

Although Stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide Stockholders an opportunity to ratify this selection and is submitting the selection of EisnerAmper to our Stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and our Stockholders.

We expect that a representative of EisnerAmper will attend the 2016 Annual Meeting, either in person or via telephone, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from Stockholders.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Change in Independent Registered Public Accounting Firm

In August 2014, our Audit Committee dismissed Tabriztchi & Co., CPA, P.C. (“Tabriztchi”), as our independent registered public accounting firm and approved the engagement of Friedman LLP (“Friedman”), as our principal independent registered public accounting firm to audit the Company’s financial statements for the quarter ended September 30, 2014 and the fiscal year ended December 31, 2014. The decision to change auditors was approved by the Audit Committee upon completion of a competitive review process.

The audit report of Tabriztchi on the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through August 7, 2014: (1) the Company had no disagreements with Tabriztchi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tabriztchi, would have caused Tabriztchi to make reference to the subject matter of the disagreement in connection with its reports; and (2) there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company provided Tabriztchi with a copy of the auditor transition disclosures made in a current report on Form 8-K prior to the time it was filed with the SEC and requested that Tabriztchi furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Report. A copy of Tabriztchi’s letter was filed as Exhibit 16.1 to the Report filed on August 7, 2014.

During the Company’s most recent fiscal years and interim period through August 7, 2014, the Company consulted with Friedman prior to its appointment regarding the preparation and filing of the Company’s federal, state and local tax returns and Friedman assisted and consulted management in their preparation of the Company’s quarterly and year-end tax provision for its consolidated financial statements. Effective with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, Friedman would no longer assist management in their preparation of the Company’s quarterly and year-end tax provision for its consolidated financial statements, but would continue to assist the Company with the preparation and filing of the Company’s federal, state and local tax returns. During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through August 7, 2014, the Company did not consult with Friedman regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter or reportable event set forth in Item 304(a)(1)(v) of Regulation S-K.

Upon announcement of Friedman’s engagement, the SEC issued a comment letter to the Company questioning whether certain tax-related services previously provided by Friedman to the Company in 2014 would impair its independence under Rule 2-01(c)(4)(i) of Regulation S-X regarding Friedman’s review of the Company’s quarter ended September 30, 2014 and their audit for the year ended December 31, 2014. Following a discussion with the SEC, the Audit Committee dismissed Friedman as the Company’s independent registered public accounting firm effective October 10, 2014 and before Friedman had commenced any audit-related work. Effective October 10, 2014, the Audit Committee approved the engagement of EisnerAmper, as our principal independent registered public accounting firm to audit the Company’s financial statements for the quarter ended September 30, 2014 and the fiscal year ended December 31, 2014. While Friedman had not issued any reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 or for any interim periods and did not commence any audit related work prior to its termination as the independent registered public accounting firm, during the fiscal years ended December 31, 2013 and 2012, any subsequent interim periods and the period of Friedman’s engagement from August 7, 2014 through October 10, 2014, the date of Friedman’s dismissal, there were no: (1) disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused them to make reference to the subject matter of the disagreements in connection with any reports; or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Friedman with a copy of the auditor transition disclosures made in a current report on Form 8-K/A prior to the time it was filed with the SEC and requested that Friedman furnish a letter addressed to the SEC stating whether it agreed with the statements made in the Report. A copy of Friedman’s letter was filed as Exhibit 16.1 to the Report filed on October 23, 2014.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through August 7, 2014, the Company did not consult with EisnerAmper regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter or reportable event set forth in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table shows the fees paid or accrued by the Company for audit and other services provided by Tabriztchi for fiscal 2014 and by EisnerAmper for 2014 and 2015. There were no fees associated with Friedman for service as our independent registered public accountants. The aggregate fees billed for the fiscal years ended December 31, 2015 and 2014 for each of the following categories of services are as follows:

	2015($)	2014($)

Audit fees(1)	155,319.39	149,625
Audit-related fees (2)	-	631
Tax fees	-	-
All other fees	-	-

______________

(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for review of SEC comment letter and attendance at additional Audit Committee meetings during 2014.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by EisnerAmper, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

VOTE REQUIRED

The affirmative vote of a majority of shares of our common stock, present in person or represented by proxy at the 2016 Annual Meeting and entitled to vote, is required to ratify the selection of our independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2015 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at http://biospecifics.com/ under http://investors.biospecifics.com/index.php?s=127. We will mail, without charge, upon written request, a copy of our 2015 Annual Report on Form 10-K excluding exhibits. Please send a written request to our President at:

BioSpecifics Technologies Corp.
35 Wilbur Street
Lynbrook, New York 11563
Attention: President

Stockholder Communications

The Company has a process for Stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to the Board at the Company’s address given above. These communications will be received by Thomas Wegman, President of the Company, and will be presented to the Board in Mr. Wegman’s discretion.

Stockholder Proposals and Nominations for the 2017 Annual Meeting

SEC Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.

Pursuant to Rule 14a-8(e) of the Exchange Act, a Stockholder may submit a proposal for inclusion in our Proxy Statement for the 2017 Annual Meeting to Thomas Wegman, our President, at our principal executive offices, at 35 Wilbur Street, Lynbrook, New York 11563 no later than close of business on December 30, 2016.

Requirements for Stockholders to Submit Nominees for Inclusion in our Proxy Materials and Alternative Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.

Pursuant to our bylaws, any Stockholder desiring to nominate one or more persons for election as a director or directors of the Company at the 2017 Annual Meeting or desiring to bring any other matter before the 2017 Annual Meeting must submit a notice of the proposal including the information required by our bylaws to us between February 2, 2017 and March 4, 2017 or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2017 Annual Meeting of Stockholders is not held on June 2, 2017, under our bylaws, this notice must be provided (a) not earlier than the 120th day prior to the 2017 Annual Meeting, and (b) not later than (i) the 90th day prior to the 2017 Annual Meeting and (ii) the fifth day following the day on which notice of the date of the 2017 Annual Meeting is mailed or public disclosure of the date of the 2017 Annual Meeting is made, whichever first occurs.

A proposal which is received outside of the applicable time period or which otherwise fails to meet the requirements for Stockholder proposals established by the SEC and our bylaws will not be included. Notice of a proposal to nominate one or more persons as a director of the Company must provide the information required by Sections 1.11 and 2.15 of our bylaws with respect to each nomination the Stockholder submits for inclusion in our proxy materials for the 2017 Annual Meeting. Notice of all other proposals must provide the information required by Section 1.11 of our bylaws. The submission of a Stockholder proposal does not guarantee that it will be included in the proxy statement. All notices should be submitted to Thomas Wegman, our President, at our principal executive offices, at 35 Wilbur Street, Lynbrook, New York 11563.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the 2016 Annual Meeting other than those described above. However, if any other matters should properly come before the 2016 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

April 29, 2016	By Order of the Board of Directors,

/s/ Thomas Wegman
Thomas Wegman, President

BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning this Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

The undersigned Stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2016, and hereby constitutes and appoints Thomas Wegman and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders to be held on June 2, 2016, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below:

[ ]	George Gould – Second Class – Term expires at 2019 Annual Meeting of Stockholders

[ ]	Michael Schamroth – Second Class – Term expires at 2019 Annual Meeting of Stockholders

[ ]	Dr. Jyrki Mattila – Second Class – Term expires at 2019 Annual Meeting of Stockholders

Withhold authority for the following:

[ ]	George Gould

[ ]	Michael Schamroth

[ ]	Dr. Jyrki Mattila

2.	To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016:

For	Against	Abstain

[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2016 Annual Meeting, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 29, 2016 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of 2016 Annual Meeting of Stockholders and the Proxy Statement dated April 29, 2016, and the 2015 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Name
Name (if joint)
Date _____________, 2016

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Important Notice Regarding Internet Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to Be Held on June 2, 2016:

The Notice, Proxy Statement, Proxy Card and our 2015 Annual Report on Form 10-K are available at http://www.materials.proxyvote.com/090931.